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                                                                   Exhibit 99.4




                           OUTSOURCING SERVICES GROUP, INC.

                             OFFER FOR ALL OUTSTANDING
                     10-7/8% SENIOR SUBORDINATED NOTES DUE 2006
                                  IN EXCHANGE FOR
                10-7/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2006,
                          WHICH HAVE BEEN REGISTERED UNDER
                            THE SECURITIES ACT OF 1933,
                                     AS AMENDED

To Our Clients:

     Enclosed for your consideration is a prospectus dated __________, 1998 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Outsourcing Services Group, Inc. (the "Company") to exchange its 10-7/8% Series B Senior Subordinated Notes due 2006, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for its outstanding 10-7/8% Senior Subordinated Notes due 2006 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement in respect of the Old Notes, dated March 3, 1998, by and among the Company and the initial purchaser referred to therein.

     This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on       , 1998, unless extended by the Company.  Any Old
Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.  The Exchange Offer is for any and all Old Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on ______, 1998, unless extended by the Company.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.



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                   INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Outsourcing Services Group, Inc. with respect to their Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:

                                                 AGGREGATE PRINCIPAL AMOUNT
                                                      OF OLD NOTES

10-7/8% Senior Subordinated Notes due 2006  __________________________________

/ /  Please do not tender any Old Notes
     held by you for my account.            __________________________________


Dated: ___________, 1998                    __________________________________
                                                     Signature(s)

                                            __________________________________


                                            __________________________________
                                             Please print name(s) here

                                            __________________________________


                                            __________________________________
                                                  Address(es)

                                            __________________________________
                                             Area Code and Telephone Number

                                            __________________________________
                                                 Tax Identification or
                                                 Social Security No(s).


          None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.